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                                                                   EXHIBIT 10.21

NEITHER THIS DEBENTURE, NOR THE SHARES OF COMMON STOCK FOR WHICH IT MAY BE CONVERTED, HAVE BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933 AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS, OR OTHER APPLICABLE SECURITIES LAWS AND THIS DEBENTURE HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS CONTAINED IN SUCH LAWS FOR TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING. THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED OR DISPOSED OF IN ANY MANNER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS COVERING SUCH TRANSACTION, OR, IN THE ABSENCE THEREOF, AN OPINION OF HOLDERS' COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND ALL CONDITIONS NECESSARY FOR THE AVAILABILITY OF ANY EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS HAVE BEEN SATISFIED.

THIS DEBENTURE IS SUBJECT TO CONVERSION, IN WHOLE OR IN PART, BY WRITTEN NOTICE TO THE COMPANY AS PROVIDED IN SECTION 5 BELOW, ALTHOUGH DELIVERY TO THE COMPANY OF THIS DEBENTURE SHALL ONLY OCCUR UPON THE CONVERSION OF THE ENTIRE THEN OUTSTANDING PRINCIPAL BALANCE OF THIS DEBENTURE. ACCORDINGLY, ANY ASSIGNEE OR TRANSFEREE OF ALL OR ANY PORTION OF THIS DEBENTURE IS HEREBY ADVISED TO CONTACT THE COMPANY IN ORDER TO ASCERTAIN THE THEN OUTSTANDING PRINCIPAL BALANCE OF, AND ACCRUED BUT UNPAID INTEREST ON, THIS DEBENTURE.

                              VSI ENTERPRISES INC.
                        7% SECURED CONVERTIBLE DEBENTURE

$1,089,750.00                                           August 31, 1999

         VSI Enterprises Inc., a Delaware corporation (the "Company"), the principal office of which is located at 5801 Goshen Springs Road, Norcross, Georgia, 30071, USA, for value received hereby promises to pay Thomson, Kerhaghan & Co. Ltd. ("TKC"), or its registered assigns, the sum of $1,089,750.00, together with interest accrued thereon (as provided below). The principal of, and accrued but unpaid interest on, this Debenture shall be due and payable on August 31, 2000 (the "Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.

         This Debenture amends and restates in its entirety that certain promissory note, dated November 16, 1998, in the original principal amount of $900,000, and with the Company as "maker" and TKC as "payee", and is issued in connection with the transactions described in that certain

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Promissory Note Restructuring Agreement between the Company and the Holder, dated as of the date hereof, as the same may from time to time be amended, modified or supplemented (the "Restructuring Agreement"). The Holder is subject to certain restrictions set forth in the Restructuring Agreement and shall be entitled to certain rights and privileges set forth in the Restructuring Agreement. Holder acknowledges and agrees that pursuant to the terms of the Restructuring Agreement, on the date hereof the Company is making a $150,000 prepayment on the principal of this Debenture.

         The following is a statement of the rights of the Holder of this Debenture and conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:

         1. DEFINITIONS. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

         "AVERAGE CLOSING BID PRICE" means the average of the daily last bid price for the shares of Common Stock for the five trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq Market (as reported by Bloomberg Business News or, if not reported thereby, any other authoritative source) ending at the close of trading on the trading day immediately preceding the date of a Notice of Conversion.

         "CLOSING DATE" shall have the meaning given that term in the Restructuring Agreement.

         "COMMON STOCK" shall mean the $0.001 par value common stock of the Company.

         "COMPANY" means VSI Enterprises, Inc., and any corporation which shall succeed to or assume its obligations under this Debenture.

         "CONVERSION PRICE" shall mean the lessor of: (i) $1.00; or (ii) the Average Closing Bid Price; provided, however, that in no event shall the Conversion Price be less than the Floor Price.

         "FLOOR PRICE" shall mean $0.50.

         "ETI" means VSI Network Solutions, Inc., a Delaware corporation [d/b/a "Eastern Telecom, Inc."].

         "HOLDER" when the context refers to a Holder of this Debenture, shall mean any person who shall at the time be the registered Holder of this Debenture.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.


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         "STOCK PLEDGE AGREEMENT" means that certain Stock Pledge Agreement, of even date herewith, by and among the Company, the shareholders of ETI and Jackson Walker L.L.P.

         "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, of even date herewith, by and among the Company and the Stockholders of ETI.

         2.    INTEREST:

         Interest on this Debenture (computed on the basis of a 365-day year) shall accrue at a rate of seven percent (7%) per annum from the date hereof until the date this Debenture is paid in full or otherwise converted. The interest on this Debenture shall be due and payable on the Maturity Date; provided, however, that accrued but unpaid interest on the principal amount of this Debenture converted in accordance with Section 5 below shall be payable at the time of conversion thereof.

         3.    PREPAYMENTS:

         At the option of the Company, the unpaid principal balance of this Debenture may be prepaid in whole or in part at any time without premium or penalty (at which time any accrued but unpaid interest must be paid in full), upon at least ten (10) days prior written notice to the Holder.

         4.    EVENTS OF DEFAULT:

         If any of the events specified in this Section 4 shall occur (herein individually referred to as an "Event of Default"), the Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

         (i) Default in the payment of the principal and unpaid accrued interest of this Debenture when due and payable, or default in the payment of liquidated damages as and when provided in Section 1.3 of the Restructuring Agreement if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default;

         (ii)  Default by the Company of any of its obligation under Section
5.2 of the Restructuring Agreement;

         (iii) the taking of any action by any "Former Term Note Holder" or "New Equity Holder" to enforce its "Security Interest" in order to pay the "Secured Indebtedness" (all capitalized terms used in this subsection (iii) shall have the meanings ascribed thereto in that certain Stock Pledge Agreement, of even date herewith, by and among the Company, TKC and the other parties thereto;

         (iv) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the


VSI 7% SECURED CONVERTIBLE DEBENTURE                                    Page 3
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filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

         (v) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operation or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

         5.    CONVERSION:

         5.1 VOLUNTARY CONVERSION. The Holder of this Debenture has the right at the Holder's option, to convert this Debenture into shares of Common Stock beginning on January 1, 2000 at a rate of up to 7.5% of the original principal balance hereof per month (i.e., $81,731); provided, however, that such conversion rate shall increase to 15% per month beginning on April 1, 2000; and provided further, however, that any conversions shall be cumulative so that any unused portions may be applied to subsequent months. The number of shares of Common Stock into which this Debenture may be converted shall be determined by dividing the aggregate principal amount of this Debenture being converted by the Conversion Price in effect on the date of conversion. Any remaining balance of this Debenture that has not been converted shall be due and payable on the Maturity Date. Accrued but unpaid interest on the principal amount of this Debenture so converted shall be payable at the time of conversion.

         5.2   CONVERSION PROCEDURE:

         NOTICE OF CONVERSION PURSUANT TO SECTION 5.1. Before the Holder shall be entitled to convert this Debenture into shares of Common Stock, it shall give written notice in accordance with Section 9 below to the Company at its principal corporate office of the election to convert the same pursuant to
Section 5.1, and shall state therein the principal amount being converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that such notice is actually received by the Company (the "Notice Date"). The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all


VSI 7% SECURED CONVERTIBLE DEBENTURE                                    Page 4
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purposes as the record holder or holders of any such shares of Common Stock immediately prior to the close of business on the Notice Date.

         DELIVERY OF STOCK CERTIFICATES. The Company agrees to use all reasonable commercial efforts to cause its Transfer Agent to issue to TKC, upon conversion of all or any part of this Debenture, stock certificates for the Common Stock underlying such converted portion within five (5) business days after such conversion and to cause its legal counsel to issue a legal opinion to the Company's transfer agent (to the extent such legal counsel is able to do so under applicable law) within three (3) business days after such counsel has received from TKC all representations, assurances and covenants reasonably required by such counsel in order to render such opinion and, in the event such counsel is able to, but does not, render such opinion within such time period, the Company shall pay to the Holder, as liquidated damages, $500.00 per day, until such opinion is delivered.

         SURRENDER OF DEBENTURE. Upon conversion of any remaining principal balance of this Debenture, the Holder at its expense shall surrender the Debenture to the Company, duly endorsed, at the principal offices of the Company.

         MECHANICS AND EFFECT OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder the amount in cash that would be equal to the price of a fractional share at the Conversion Price. The stock certificates issued by the Company may bear such legends, if any, as are required by applicable state and federal securities laws. Upon conversion of any remaining principal balance of this Debenture, the Company shall be forever released from all its obligations and liabilities under this Debenture.

         5.3 ALTERNATIVE CONVERSION. In addition to the conversion rights set forth in Sections 5.1 and 5.2 above, the Holder shall also have the right at any time, but in lieu of the right to convert the Debenture into shares of Common Stock, to exchange the principal of this Debenture (or any part thereof) for shares of common stock, par value $0.01 per share, of ETI (the "ETI Common Stock"), at the rate of one (1) share of ETI Common Stock for each $6.50 of principal so converted, which shares will be delivered in name to Holder by the Company from the shares of ETI Common Stock owned by the Company (it being acknowledged and agreed that such shares are, and will be, held as collateral pursuant to the terms and provisions of the Stock Pledge Agreement). In order to make any such conversion, Holder shall: (a) follow the procedures set forth in Section 5.2 above; and (b) execute and deliver (1) to the Company a signature page to the Stockholders Agreement (and in doing so, agreeing to be a "Stockholder" thereunder) and (2) to the Depository Agent under the Stock Pledge Agreement a Stock Power (executed in blank). The Company represents and warrants to Holder that the New Equity Holders (as defined in the Stock Pledge Agreement) paid $6.50 per share of ETI Common Stock purchased by them in such transaction.


VSI 7% SECURED CONVERTIBLE DEBENTURE                                    Page 5
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         6.    CONVERSION PRICE ADJUSTMENTS:

         6.1 ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or the distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be increased in proportion to such increase of the outstanding shares.

         6.2 ADJUSTMENTS OF REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price for this Debenture shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

         In the event any adjustments are made pursuant to Sections 6.1 or 6.2 of this Agreement, the Floor Price and the $1.00 maximum Conversion Price shall adjust accordingly. For example, a 2 for 1 stock split will result in a decrease in the Floor Price to $0.25 per share, and a decrease in the maximum Conversion Price to $.50 per share.

         6.3   NOTICES OF RECORD DATE, ETC.

         In the event of:

         (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend heretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

         (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or.


VSI 7% SECURED CONVERTIBLE DEBENTURE                                    Page 6
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         (iii) Any voluntary or involuntary dissolution, liquidation or winding up of the Company.

The Company will mail to the holder of this Debenture at least five (5) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to be come effective and the record date for determining stockholders entitled to vote thereon.

         6.4 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Debenture such number of its shares of Common Stock as shall from time to time be sufficient, to effect the conversion of the Debenture (but initially not less than 1,879,500 shares); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Debenture, in addition to such other remedies as shall be available to the holder of this Debenture, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock in an amount sufficient to effect the conversion of the entire outstanding principal amount of this Debenture and all accrued interest.

         7.    ASSIGNMENT. Subject to the restrictions on transfer described in
Section 8 below, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

         8. TRANSFER OF THIS DEBENTURE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Debenture or securities into which such Debenture may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holders counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any such federal or state law then in effect). Promptly upon receiving such written notice and reasonable satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Debenture or such securities, all in accordance with the terms of the notice delivered to the Company.

         9. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if made by hand delivery, by an express courier company, by registered or certified mail, or by facsimile transmission, at the respective addresses of the parties as set forth herein. The address of TKC is 365 Bay Street, 10th Floor, Toronto, Ontario, Canada _______. The Company or TKC may change its address upon written notice to each other as provided in this Section 9.


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         10.   NO STOCKHOLDER RIGHTS. Nothing contained in this Debenture shall be construed as conferring upon the Holder or any other person the right to vote or to consent to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of this Debenture or the shares of Common Stock issuable upon conversion thereof until, and only to the extent that, this Debenture shall have been converted.

         11. GOVERNING LAW; INTERPRETATION. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware, USA excluding that body of law relating to conflict of laws. All references to dollars are to U.S. dollars.

         12. ARBITRATION. All disputes arising under this Agreement (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Company and the Holder in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Georgia as may be specified by the arbitrator (or any place agreed to by the Company, the Holder and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Company or the Holder in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceedings (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, each party shall bear its respective costs and expenses. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

         13. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         14. SECURITY INTERESTS. The Company's obligations hereunder are secured by certain security interests as provided in Section 1.4 of the Restructuring Agreement.


VSI 7% SECURED CONVERTIBLE DEBENTURE                                    Page 8
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         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued as of the date first above written.

                                    VSI ENTERPRISES, INC.



                                    By:       /s/ Richard E. Harrison
                                       --------------------------------------

                                    Title:               CEO
                                           ----------------------------------

VSI 7% SECURED CONVERTIBLE DEBENTURE                                    Page 9